UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010.

UFOOD RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136167	20-4463582
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Washington Street, Suite 100 Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 787-6000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
There were three matters submitted to a vote of securities holders at the UFood Restaurant Group, Inc. (“UFood”) Annual Meeting of Stockholders, which was held on July 1, 2010. Following are the three proposals:
(1) To elect six directors to the Board of Directors of UFood to serve until the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
The results of the voting were as follows:

	VOTES	VOTES	BROKER
NAME OF DIRECTOR	FOR	WITHHELD	NON-VOTES
George Naddaff	12,369,853	295,734	8,784,460
Charles Cocotas	12,379,453	286,134	8,784,460
Robert C. Grayson	12,379,453	286,134	8,784,460
Mark Giresi	12,373,953	291,634	8,784,460
Keith Mueller	12,376,953	288,634	8,784,460
Richard Golden	12,382,953	282,634	8,784,460
(2) To amend UFood’s 2007 Equity Incentive Plan (the “Plan”) to increase the total number of shares of common stock reserved for issuance under the Plan from 6,000,000 shares to 9,000,000 shares.
The results of the voting were as follows:

VOTES FOR	17,627,824
VOTES AGAINST	3,390,912
ABSTAINED	431,311
(3) To ratify the selection of CCR LLP as the independent registered public accountants for UFood for the fiscal year ending January 1, 2011.
The results of the voting were as follows:

VOTES FOR	21,003,967
VOTES AGAINST	174,467
ABSTAINED	271,613

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UFOOD RESTAURANT GROUP, INC.
Date: July 19, 2010	By:	/s/ Charles Cocotas
Charles Cocotas
President and Chief Operating Officer

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